EXHIBIT 5.1


                                                        EXHIBITS 5.1 and 8.1


March 13, 1997

Tosco Corporation
72 Cummings Point Road
Stamford, Connecticut 06902

Ladies and Gentlemen:

Tosco Corporation (the "Corporation") has requested our opinion in connection with the filing of a shelf registration statement on Form S-3 by the Corporation (the "Registration Statement") registering (i) 6,000,000 shares of Convertible Preferred Securities (the "Preferred Stock") of Tosco Financing Trust (the "Trust"), (ii) 5-3/4% Convertible Junior Subordinated Debentures of the Corporation (the "Debt Securities"), (iii) the Preferred Securities Guarantee (the "Guarantee") of the Corporation and (iv) shares of common stock, $.75 par value per share, of the Corporation (the "Common Stock") (collectively, the "Securities") to be issued to the public from time to time.

In furnishing this opinion, we have examined copies of the Registration Statement, the Articles of Incorporation, organizational documents and By-Laws of the Corporation and the Trust, as amended to date, and the minutes of the meeting of the Board of Directors of the Corporation authorizing the issuance of the Securities. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Corporation and others.

Based upon and subject to the foregoing, it is our opinion that:

1. The Common Stock, when issued upon conversion of the Debt Securities or Preferred Stock, will be legally issued, fully paid, and nonassesable.

2. The Preferred Stock has been legally issued and is fully paid and nonassessable.

3. The Debt Securities and Guarantee are legally issued and binding obligations of the Corporation.

4. The information in the Prospectus under the heading "United States Federal Income Taxation", to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

To the extent that the obligations of the Corporation as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that such indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable in accordance with its terms, (iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the indenture, with all applicable laws and regulations and (iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Nevada General Corporation Law and the federal laws of the United States of America.

We hereby consent to be named in the Registration Statement to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality and tax aspects of the Securities to be registered by the Registration Statement. We further consent to your filing a copy of this opinion as Exhibits 5.1 and 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,



STROOCK & STROOCK & LAVAN LLP


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